PRO FORMA CONDENSED FINANCIAL INFORMATION


         The following pro forma condensed financial information and explanatory notes are presented to reflect the effect of the proposed merger (the "Merger") of Surgical Health Corporation ("SHC") with a wholly-owned subsidiary of HEALTHSOUTH Corporation ("HEALTHSOUTH") on the historical financial statements of HEALTHSOUTH and SHC. The Merger is reflected in the pro forma condensed financial information as a pooling of interests. The HEALTHSOUTH historical amounts reflect the combination of HEALTHSOUTH and ReLife, Inc. ("ReLife") for all periods presented, as HEALTHSOUTH acquired ReLife in December 1994 in a transaction accounted for as a pooling of interests.

         In addition, the pro forma condensed financial information reflects the impact of the acquisition from NovaCare, Inc. ("NovaCare") by HEALTHSOUTH of 11 rehabilitation hospitals, 12 other facilities and two Certificates of Need (the "NovaCare Rehabilitation Hospitals Acquisition") on the results of operations and financial position for the year ended December 31, 1994. Prior to the NovaCare Rehabilitation Hospitals Acquisition, which was consummated in the second quarter of 1995, these facilities were operated by a wholly-owned second-tier subsidiary of NovaCare, Rehab Systems Company ("RSC").

         The pro forma condensed balance sheet assumes that the Merger was consummated on December 31, 1994, and the pro forma condensed income statements assume that the SHC Merger was consummated on January 1, 1992. The assumptions are described in the accompanying Notes to Pro Forma Condensed Financial Information.

         All HEALTHSOUTH shares outstanding and per share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a 100 percent stock dividend payable on April 17, 1995.

         The pro forma information should be read in conjunction with the historical financial statements of HEALTHSOUTH, SHC and RSC and the related notes thereto included in documents incorporated in HEALTHSOUTH's Registration Statement on Form S-4 (Registration No. 33-57987) by reference. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger and other acquisitions described above been consummated at the dates indicated, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

                    HEALTHSOUTH Corporation and Subsidiaries
             Pro Forma Condensed Combined Balance Sheet (Unaudited)
                               December 31, 1994

                                                                Acquisition
                                                  ---------------------------------------
                                                                Pro Forma       Pro Forma                 Pro Forma      Pro Forma
                                   HEALTHSOUTH    NovaCare     Adjustments      Combined        SHC      Adjustments     Combined
                                   -----------   ---------     -----------      ---------     -------    -----------     ---------
                                                       (In thousands)
ASSETS
Current assets:
  Cash and cash equivalents        $  65,949     $   8,858     $  (4,973) (1)  $  69,834    $   2,786    $       0       $  72,620
  Other marketable securities         16,628             0             0          16,628            0            0          16,628
  Accounts receivable                222,720        42,608          (259) (1)    265,069       19,939            0         285,008
  Inventories, prepaid expenses
    and other current assets          90,663         5,515           (42) (1)     96,136        6,517            0         102,653
                                      ------         -----        ------          ------        -----       ------         -------
Total current assets                 395,960        56,981        (5,274)        447,667       29,242            0         476,909

Other assets                          41,932        49,844       (40,637) (1)     51,139        1,142            0          52,281
Property, plant and equipment, net   789,538        38,724        (1,719) (1)    946,543       67,834            0       1,014,377
                                                                 120,000  (2)
Intangible assets, net               324,904        62,447        (1,242) (1)    364,103       85,784       (2,856) (1)    447,031
                                                                 (22,006) (2)
                                      ------         -----        ------          ------        -----       ------         -------
Total assets                      $1,552,334     $ 207,997     $  49,122      $1,809,452    $ 184,002    $  (2,856)     $1,990,598
                                  ==========      =======        ======        =========      =======       ======       =========

LIABILITIES AND STOCKHOLDER'S EQUITY
  Current liabilities:
    Accounts payable               $  83,180     $  20,347     $    (454) (1)  $ 103,073    $   3,973    $   4,000  (2)  $ 111,046
    Salaries and wages payable        32,672             0             0          32,672        1,430            0          34,102
    Accrued interest payable and
       other liabilities              46,714           672          (275)         47,111        9,208       (1,560) (2)     47,698
                                                                                                            (7,061) (1)
    Current portion of long-term debt 14,713         1,732          (146) (1)     16,299        1,985            0          18,284
                                      ------         -----        ------          ------        -----       ------         -------
Total current liabilities            177,279        22,751          (875)        199,155       16,596       (4,621)        211,130

Long-term debt                       930,061        56,756       (38,620) (1)  1,163,197       87,635       11,250  (1)  1,262,082
                                                                 215,000  (2)
Deferred income taxes                  7,882             0             0           7,882          713            0           8,595
Other long-term liabilities            5,655             0             0           5,655        2,743            0           8,398
Payable to affiliates                      0        92,377       (92,377) (1)          0            0            0               0
Deferred revenue                       7,526           736             0           8,262            0            0           8,262
Minority interests                    (2,203)        1,370             0               0        3,034       (3,034) (3)          0
Redeemable common stock and warrants       0             0             0               0       26,569      (26,569) (3)          0
Redeemable convertible preferred
   stock                                   0

Stockholders' equity:
  Preferred Stock, $.10 par                              0             0               0            0            0               0
  Common Stock, $.01 par                 342             0             0             342           54          (15) (3)        381
  Additional paid-in capital         306,565        34,006        83,000  (1)    306,565       33,392       29,618  (3)    369,575
                                                                (117,006) (2)
  Retained earnings                  137,027             0             0         137,027          737       (2,440) (2)    128,279

  Treasury stock                        (323)            0             0            (323)           0            0            (323)
  Receivable from Employee Stock
    Ownership Plan                   (17,477)            0             0         (17,477)           0            0         (17,477)
                                     -------        ------       -------         -------       ------       ------         -------
Total stockholders' equity           426,134        34,006       (34,006)        426,134       34,183       20,118         480,435
                                     -------        ------       -------         -------       ------       ------         -------

Total liabilities and stock-
  holders' equity                 $1,552,334     $ 207,996     $  49,122      $1,809,452    $ 184,002    $  (2,856)     $1,990,598
                                   ==========    =========      ========        =========    ========     ========       =========


See accompanying notes.

                    HEALTHSOUTH Corporation and Subsidiaries
           Pro Forma Condensed Combined Income Statement (Unaudited)
                          Year Ended December 31, 1994

                                                                Acquisition
                                                  ---------------------------------------
                                                                Pro Forma       Pro Forma                 Pro Forma      Pro Forma
                                   HEALTHSOUTH    NovaCare     Adjustments      Combined        SHC      Adjustments     Combined
                                   -----------    --------     -----------      ---------     -------    -----------     ----------
                                                                (In thousands, except per share amounts)
                                                                ---------------------------------------
Revenues                          $1,127,441     $ 142,548     $   5,455  (6) $1,275,444    $ 108,749    $       0      $1,384,193
Operating expenses:
  Operating units                    835,888       128,233       (12,406) (3)    951,715       70,824            0       1,022,539
  Corporate general and
    administrative                    37,139             0             0          37,139        8,756            0          45,895
Provision for doubtful accounts       20,583         1,269             0          21,852        3,156            0          25,008
Depreciation and amortization         75,588         7,041        (1,918) (1)     86,161       11,090            0          97,251
                                                                   5,450  (4)
Interest expense                      57,255        11,096         8,457  (5)     76,808        8,031         (728) (1)     84,111
Interest income                       (4,224)            0             0          (4,224)         (84)           0          (4,308)
Merger expenses                        2,949             0             0           2,949        3,571            0           6,520
Loss on extinguishment of debt             0             0             0               0            0       14,106  (1)     14,106
Loss on impairment of assets          10,500             0             0          10,500            0            0          10,500
Loss on abandonment of computer
  project                              4,500             0             0           4,500            0            0           4,500
                                      ------        ------         -----          ------          ---       ------          ------
                                   1,040,178       147,639          (417)      1,187,400      105,344       13,378       1,306,122
Income before income taxes and
  minority interests                  87,263        (5,091)        5,872          88,044        3,405      (13,378)         78,071
Provision for income taxes            33,835        (1,084)        1,215  (7)     33,966          470       (6,777) (1)     27,659
                                      ------        ------         -----          ------          ---       ------          ------
                                      53,428        (4,007)        4,657          54,078        2,935       (6,601)         50,412
Minority interests                       203           445             0             648        6,199            0           6,847
                                      ------        ------         -----          ------          ---       ------          ------
Net income                         $  53,225     $  (4,452)    $   4,657       $  53,430    $  (3,264)   $  (6,601)      $  43,565
                                     =======       =======        ======         =======      =======      =======         =======

Weighted average common and common
  equivalent shares outstanding       75,876           N/A           N/A          75,876       21,814      (13,493)         84,197
                                     =======       =======        ======         =======      =======      =======         =======

Net income per common and common
  equivalent share                 $    0.70     $     N/A     $     N/A       $    0.70    $   (0.15)   $     N/A       $    0.52
                                     =======       =======        ======         =======      =======      =======         =======

Net income per common share--
  assuming full dilution           $    0.70     $     N/A     $     N/A       $    0.70    $     N/A    $     N/A       $    0.52
                                     =======       =======        ======         =======      =======      =======         =======


See accompanying notes.

                    HEALTHSOUTH Corporation and Subsidiaries
               Notes to Pro Forma Condensed Financial Information


A.       The NovaCare Rehabilitation Hospitals Acquisition

         In February 1995 HEALTHSOUTH entered into a definitive agreement to purchase the rehabilitation hospitals division of NovaCare, Inc. ("NovaCare"), consisting of 11 rehabilitation hospitals, 12 other facilities, and certificates of need to build two additional facilities (the "NovaCare Rehabilitation Hospitals Acquisition"). The purchase price will be approximately $215,000,000 in cash and the assumption of approximately $20,000,000 in long-term debt. The transaction will be accounted for as a purchase and is expected to be completed in the second quarter of 1995. HEALTHSOUTH intends to finance the cost of the NovaCare Rehabilitation Hospitals Acquisition through additional borrowings under its existing credit facilities, as amended.

         NovaCare has historically reported on a June 30 fiscal year end. NovaCare's results of operations have been recast to a December 31 fiscal year end in the accompanying 1994 pro forma condensed income statement. This was accomplished by excluding the results of operations for the six months ending December 31, 1993 from their historical June 30, 1994 income statement and then adding to it their results of operations for the six months ending December 31, 1994.

         The accompanying pro forma adjustments are necessary for the NovaCare Rehabilitation Hospitals Acquisition:

         1. To eliminate assets (including associated depreciation and amortization expenses) and liabilities of Rehab Systems Company (a wholly owned subsidiary of NovaCare, Inc.) which are excluded from the NovaCare Rehabilitation Hospitals Acquisition. The excluded assets and liabilities are as follows (in thousands):

            Cash and cash equivalents                                                $      4,973
            Accounts receivable                                                               259
            Other current assets                                                               42
            Equipment, net                                                                  1,719
            Intangible assets, net                                                          1,242
            Other assets (primary investments in subsidiaries)                             40,637
            Accounts payable                                                                 (454)
            Other current liabilities                                                        (275)
            Current portion of long term debt                                                (146)
            Long term debt                                                                (38,620)
            Payable to affiliates                                                         (92,377)
                                                                                          -------
                     Net excluded asset (liability)                                  $    (83,000)
                                                                                          =======

         Also being excluded is depreciation and amortization expense of $1,918,000 related to the excluded assets.

         2. To allocate the excess of the $215,000,000 cash purchase price over the net tangible asset value of the acquired NovaCare facilities, which is approximately $159,199,000. Of this excess, $120,000,000 has been allocated to leasehold value and the remaining $39,199,000 has been allocated to goodwill. This allocation serves to decrease historical goodwill of the NovaCare facilities by $22,006,000. This adjustment also reflects the increase in long-term debt necessary to finance the transaction. The $120,000,000 allocated to leasehold value was based on total lease payments for the remaining lease terms capitalized at 8.33% capitalization rate. There are seven leases involved. Total lease payments approximate $10,700,000 annually. Six of the leases have remaining terms ranging from 19 to 29 years. The seventh lease has a remaining term of six years.

         3. To eliminate intercompany management fees of $4,196,000 and royalty fees of $8,210,000 of the acquired NovaCare facilities. These fees totaling $12,406,000 are included in operating unit expenses in the accompanying income statement.

         4. To adjust depreciation and amortization expense to reflect the allocation of the excess purchase price over the net tangible asset value described in Item 1 above as follows (in thousands):

                                                Purchase Price
                                                  Allocation               Useful                 Annual
                                                  Adjustment                Life               Amortization
                                               ---------------            --------             ------------
         Leasehold value....................     $   120,000              20 years               $   6,000
         Goodwill...........................         (22,006)             40 years                    (550)
                                                                                                      ----
                                                                                                 $   5,450
                                                                                                     =====

No additional adjustments to NovaCare's historical depreciation and amortization are necessary. The remaining net assets acquired approximate their fair value.

Because NovaCare's results of operations before intercompany items (described in item 3 above) are profitable, both on a historical and pro forma basis, the 40-year amortization period for goodwill is appropriate and consistent with HEALTHSOUTH policy. Leasehold value is being amortized over the weighted average remaining terms of the leases, which is 20 years.

         5. To increase interest expense by $17,916,000 to reflect pro forma borrowings of $215,000,000, described above, at an 8.33% variable interest rate, which represents HEALTHSOUTH's weighted average cost of debt, as if they were outstanding for the entire year, and to decrease interest expense by $9,459,000, which represents interest on NovaCare debt not assumed by HEALTHSOUTH. A 1/8% variance in the assumed interest rate would change pro forma interest expense by approximately $269,000.

         6. To adjust estimated Medicare reimbursement for the changes in reimbursable expenses described in items 1, 3, 4 and 5 above. These changes are as follows (in thousands):

            Depreciation and amortization (item 1)                                   $     (1,918)
            Intercompany management fees (item 3)                                          (4,196)
            Depreciation and amortization (item 4)                                          5,450
            Interest expense (item 5)                                                       8,457
                                                                                            -----
                                                                                            7,793
            Assumed Medicare utilization                                                      70%
                                                                                              ---
            Increased reimbursement                                                  $      5,455
                                                                                            =====

The Medicare utilization rate of 70% assumes a slight improvement in NovaCare's historical Medicare percentage of 78% as a result of bringing these facilities into the HEALTHSOUTH network.

         7. To adjust the NovaCare provision for income taxes to an effective rate of 39% (net of minority interests).

B.       The SHC Merger

         The proposed SHC Merger is intended to be accounted for as a pooling of interests. The pro forma condensed income statements assume that the SHC Merger was consummated on January 1, 1992. The pro forma condensed balance sheet assumes that the SHC Merger was consummated on December 31, 1994.

         The pro forma condensed financial information contains no adjustments to conform the accounting policies of the two companies because any such adjustments have been determined to be immaterial by the management of HEALTHSOUTH.

         The following pro forma adjustments are necessary for the SHC Merger:

         1. To adjust pro forma long-term debt by $11,250,000, assuming the $75,000,000 of 11.5% Senior Subordinated Notes due 2004 (issued on June 28,
1994) are purchased by HEALTHSOUTH at 115% of their face value. The resulting $2,856,000 loss from the write-off of unamortized balance of deferred loan costs and $11,250,000 loss on early extinguishment of debt has been charged to retained earnings, net of taxes of $(7,061,000). The $728,000 decrease in interest expense represents the $3,632,000 increase in interest expense for the pro forma borrowings of $86,250,000, described above, at a 8.33% variable rate, which represents HEALTHSOUTH's weighted average cost of debt, as if they were outstanding for six months and two days, and to decrease interest expense by $4,360,000, which represents SHC's $75,000,000 Senior Subordinated Notes due 2004 at a 11.5% rate over a period of 6 months and 2 days.

         2. The pro forma condensed income statements do not reflect non-recurring costs resulting directly from the Merger. The management of HEALTHSOUTH estimates that these costs will approximate $4,000,000 and will be charged to operations in the quarter the Merger is consummated. The amount includes costs to merge the two companies and professional fees. However, this estimated expense, net of taxes of $1,560,000, has been charged to retained earnings in the accompanying pro forma balance sheet.

         3. To adjust pro forma share amounts based on historical share amounts, converting each outstanding share of SHC Common Stock and redeemable preferred stock into .2486 shares of HEALTHSOUTH Common Stock. The conversion ratio is based upon an assumed Base Period Trading Price for HEALTHSOUTH's Common Stock equal to or in excess of $18.50 per share.

         SHC's weighted average common and common equivalent shares outstanding have also been adjusted using the .2486 exchange ratio. Assuming the exchange ratio was .2788 (which is the maximum Exchange Ratio), then pro forma earnings per share data would be as follows:


                                                                      Year ended December 31,
                                                             1994              1993              1992
                                                             ----              ----              ----
         Net income per common and
            common equivalent share                          $.51              $.22              $.47
                                                             ====              ====              ====
         Net income per common and
            common equivalent share--
            assuming full dilution                           $.51              $N/A              $N/A
                                                             ====              ====              ====
